UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 20, 2015

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6, and 7 are not applicable and therefore omitted.

Item 2.02	Results of Operations and Financial Condition.

WSI Industries, Inc. (the “Company”) issued a press release on October 20, 2015 disclosing material non-public information regarding its results of operations for the fourth quarter and fiscal year ended August 30, 2015. The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adjustments to Base Salaries for 2016

On October 20, 2015, the Company’s Compensation Committee did not adjust the annual base salaries for the Company’s executive officers, Benjamin T. Rashleger, President and Chief Executive Officer, and Paul D. Sheely, Chief Financial Officer. Mr. Rashleger’s annual base salary will be maintained at $255,000 and Mr. Sheely’s base salary will be maintained at $154,000.

Adoption of 2016 Incentive Plan

On October 20, 2015, the Company’s Compensation Committee recommended, and the Board of Directors approved, the cash incentive compensation plan for fiscal year 2016 (the “2016 Incentive Plan”) for the Company’s executive officers and other members of management. The Compensation Committee also approved the bonuses that may be earned by executive officers under the 2016 Incentive Plan, as a percentage of the executive officer’s salary, and the performance goals under the 2016 Incentive Plan.

Under the 2016 Incentive Plan, Messrs. Rashleger and Sheely each are eligible for a target bonus based on a percentage of his respective base salary. Mr. Rashleger’s target bonus is equal to 60% of his base salary and Mr. Sheely’s target bonus is equal to 45% of his base salary. The Compensation Committee established minimum, target and maximum performance goals relating to adjusted pre-tax income and value-add sales in fiscal year 2016 as compared to fiscal year 2015 using a matrix. The Company’s fiscal year 2016 performance as compared to the matrix of goals established by the Compensation Committee relating to adjusted pre-tax income and value-add sales will determine the factor to be applied to each executive officer’s target bonus percentage. Under the 2016 Incentive Plan, adjusted pre-tax income is defined as pre-tax income excluding incentive compensation expense and value-add sales is defined as sales excluding any outside services or purchased materials.

The target bonus factor will be adjusted if the Company’s fiscal year 2016 performance exceeds or is less than the target level, up to 1.8 times the target bonus at the maximum level and reduced to 0.2 times the target bonus at the minimum level. If achievement as to any particular performance goal is between two defined amounts in the matrix, the bonus factor will be interpolated. Achievement of the performance goals at less than target level will result in decreasing incentive amounts under the matrix until the achievement fails to meet the minimum performance goals under the matrix, at which point the participant is entitled to no incentive payment under the 2016 Incentive Plan.

Mr. Sheely also has certain departmental goals, which were determined by the Compensation Committee. His bonus opportunity under the 2016 Incentive Plan is weighted 50% to the Company performance matrix described above and 50% to multiple defined departmental goals, with each departmental goal variably weighted towards the 50%. The Compensation Committee will determine Mr. Sheely’s achievement of the departmental goals, which may be achieved in part or in whole. However, if the Company’s achievement of the performance goals under the 2016 Incentive Plan fails to meet the minimum performance goals under the matrix, Mr. Sheely will be entitled to no incentive payment under the 2016 Incentive Plan regardless of his achievement of department goals. Mr. Rashleger, as the Company’s CEO, does not have departmental goals and his bonus is based solely on the Company performance matrix described above.

Payouts of the cash bonus under the 2016 Incentive Plan will be made following the Compensation Committee’s determinations at the end of the fiscal year to those executive officers who continue to be employed as of the end of the fiscal year.

The following table shows the bonus that may be earned under the 2016 Incentive Plan by each executive officer as a percentage of his respective annual base salary:

Name of Executive	% of Salary For FY 2016 Performance at Plan Target	% of Salary For FY 2016 Performance at Plan Maximum

Benjamin T. Rashleger	60%	108%

Paul D. Sheely (1)	45%	81%

(1) For Mr. Sheely, “target” and “maximum” each assume achievement of all departmental goals under the 2016 Incentive Plan.

Payouts under 2015 Cash Incentive Plan

On October 20, 2015, the Company’s Compensation Committee determined the achievement and payout to executive officers under the Company’s fiscal year 2015 cash incentive plan that was adopted on October 21, 2014 (the “2015 Incentive Plan”).

Under the 2015 Incentive Plan, Messrs. Rashleger and Sheely were eligible for a cash bonuses of a percentage of his respective base salary based upon the Company’s achievement of performance goals in fiscal year 2015 and, for Mr. Sheely, achievement of departmental goals in 2015. For Mr. Rashleger, all of the cash bonus was to be determined by performance goals relating to adjusted pre-tax income for fiscal year 2015 and value-add sales in fiscal year 2015 as compared to fiscal year 2014. For Mr. Sheely, 50% of the cash bonus was to be determined by these performance goals and 50% was to be determined by multiple defined departmental goals, with each departmental goal variably weighted towards the 50%. Achievement of the performance goals at less than target level would result in decreasing incentive amounts under the matrix associated with the 2015 Incentive Plan until the achievement failed to meet the minimum performance goals under the matrix, at which point the participant would be entitled to no incentive payment under the 2015 Incentive Plan.

On October 20, 2015, the Compensation Committee determined the achievement and payout to executive officers under the 2015 Executive Bonus Program. Based on the fiscal year 2015 results for value-added sales and adjusted pre-tax income, the Committee determined that the results did not meet the minimum performance goals under the matrix and the participants were not entitled to an incentive payment.

Item 8.01	Other Events.

On October 20, 2015, the Company’s Board of Directors declared a dividend of $0.04 per share payable November 17, 2015 to holders of record on November 3, 2015.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

99.1	Press Release issued on October 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer

Date: October 22, 2015